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                                                                   EXHIBIT 10.4

                         LINCOLN ELECTRIC HOLDINGS, INC.
                 2005 DEFERRED COMPENSATION PLAN FOR EXECUTIVES

                          (EFFECTIVE DECEMBER 30, 2004)

                               ARTICLE I PURPOSE

                  The Lincoln Electric Holdings, Inc. 2005 Deferred Compensation Plan (the "Plan") is established by Lincoln Electric Holdings, Inc., effective December 30, 2004 to allow designated management and highly compensated employees to defer a portion of their current salary and bonus compensation.

                  The Plan is intended to comply with Section 409A of the Code, created by the American Jobs Creation Act of 2004, and shall be construed and interpreted in accordance with such intent.

                  It is intended that the Plan will aid in attracting and retaining employees of exceptional ability by providing these benefits. The terms and conditions of the Plan are set forth below.

                    ARTICLE II DEFINITIONS AND CONSTRUCTION

                  Section 2.1 Definitions. Whenever the following terms are used in this Plan they shall have the meanings specified below unless the context clearly indicates to the contrary:

                  (a) "Account": The bookkeeping account maintained for each Participant showing his or her interest under the Plan.

                  (b) "Accounting Date": December 31 of each year and the last day of any calendar quarter in which a Participant's Settlement Date occurs.

                  (c) "Accounting Period": The period beginning on the day immediately following an Accounting Date and ending on the next following Accounting Date.

                  (d) "Administrator": The committee established pursuant to the provisions of Section 7.1.

                  (e) "Base Salary": The base earnings earned by a Participant and payable to him by the Corporation with respect to a Plan Year without regard to any increases or decreases in base earnings as a result of an election to defer base earnings under this Plan, or an election between benefits or cash provided under a plan of the Corporation maintained pursuant to Section 125 or 401(k) of the Code.

                  (f) "Beneficiary": The person or persons (natural or otherwise), within the meaning of Section 6.6, who are entitled to receive distribution of the Participant's Account balance in the event of the Participant's death.


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                  (g)      "Board": The Board of Directors of Holdings.

                  (h) "Bonus": Any bonus earned by a Participant and payable to him by the Corporation with respect to any bonus plan year ending within a Plan Year without regard to any decreases as a result of an election to defer any portion of a bonus under this Plan, or an election between benefits or cash provided under a plan of the Corporation maintained pursuant to Section 125 or 401(k) of the Code.

                  (i) "Code": The Internal Revenue Code of 1986, as amended from time to time; any reference to a provision of the Code shall also include any successor provision thereto.

                  (j)      "Committee": The Compensation Committee of the Board.

                  (k) "Compensation": The amount of Base Salary plus Bonuses earned by a Participant and payable to him by the Corporation with respect to a Plan Year.

                  (l) "Corporation": Holdings and any Participating Employer or any successor or successors thereto.

                  (m) "Deferral Commitment": An agreement by a Participant to have a specified percentage or dollar amount of his or her Compensation deferred under the Plan.

                  (n) "Deferral Period": The Plan Year for which a Participant has elected to defer a portion of his or her Compensation.

                  (o) "Disability": A Participant shall be considered to have a Disability if the Participant (i) is unable to engage in any substantial activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under the Corporation's plan providing benefits for short term disability.

                  (p)      "Effective Date": December 30, 2004.

                  (q) "Employee": Any employee of the Corporation who is, as determined by the Committee, a member of a "select group of management or highly compensated employees" of the Corporation, within the meaning of Sections 201, 301 and 401 of ERISA, and who is designated by the Committee as an Employee eligible to participate in the Plan.

                  (r) "Employee Savings Plan": The Lincoln Electric Holdings, Inc. Employee Savings Plan.


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                  (s)      "ERISA": The Employee Retirement Income Security Act
         of 1974, as amended from time to time; any reference to a provision of ERISA shall also include any successor provision thereto.

                  (t) "Financial Hardship": A severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant's spouse, or a dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

                  (u) "Holdings": Lincoln Electric Holdings, Inc., an Ohio corporation.

                  (v)      "Investment Funds": Has the meaning set forth in
         Section 5.3.

                  (w) "Investment Request": An investment preference request filed by a Participant which (i) shall apply with respect to contributions credited to the Participant's Account until the timely filing of a subsequent Investment Request and (ii) shall determine the manner in which such credited contributions shall be initially allocated by the Participant among the various Investment Funds within the Plan. A subsequent Investment Request may be submitted in writing to the Administrator by the Participant. Such Investment Request will be effective on the first business day of the next calendar month following receipt by the Administrator of such Investment Request.

                  (x) "Investment Re-Allocation Request": An investment preference request filed by a Participant which shall re-direct the manner in which earlier credited amounts to a Participant's Account, as well as any appreciation (or depreciation) to-date, are invested within the deemed Investment Funds available in the Plan. An Investment Re-Allocation Request may be submitted in writing to the Administrator by the Participant. Such Investment Re-Allocation Request will be effective on the first business day of the next calendar month with respect to the balance of the Participant's Account following receipt by the Administrator of such Investment Re-Allocation Request.

                  (y) "Participant": An Employee participating in the Plan in accordance with the provisions of Section 3.1 or a former Employee retaining benefits under the Plan that have not been fully paid.

                  (z) "Participating Employer": The Lincoln Electric Company, and any other subsidiary or affiliate of Holdings that adopts the Plan with the consent of the Committee. Any Participating Employer that adopts the Plan and thereafter ceases to exist, ceases to be a subsidiary or affiliate or Holdings or withdraws from the Plan shall no longer be considered a Participating Employer unless otherwise determined by the Committee.

                  (aa) "Participation Agreement": The Agreement submitted by a Participant to the Administrator with respect to one (1) or more Deferral Commitments.

                  (bb) "Plan": The Plan set forth in this instrument as it may, from time to time, be amended.


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                  (cc)     "Plan Year": The twelve (12) - month period beginning
         January 1 through December 31, commencing with the Plan Year beginning January 1, 2005.

                  (dd) "Retirement": Termination of employment with the Corporation on or after attainment of age sixty (60), or on or after attainment of age fifty-five (55) and completion of twenty-five (25) years of service (as measured under the Corporation's Retirement Annuity Program).

                  (ee) "Settlement Date": The date on which a Participant terminates employment with the Corporation. Leaves of absence granted by the Corporation will not be considered as termination of employment during the term of such leave. Settlement Date will also include a date selected by the Participant pursuant to Section 6.3.

                  (ff) "Specified Employee": An Employee (up to a maximum of fifty (50) individuals) who, at any time during the Plan Year, is (i) an officer of the Corporation having an annual compensation greater than $130,000, (ii) a five percent (5%) owner of the Corporation, or
         (iii) a one percent (1%) owner of the Corporation having an annual compensation from the Corporation of more than $150,000.

                  Section 2.2 Construction. The masculine or feminine gender, where appearing in the Plan, shall be deemed to include the opposite gender, and the singular may include the plural, unless the context clearly indicates to the contrary. The words "hereof," "herein," "hereunder," and other similar compounds of the word "here" shall mean and refer to the entire Plan, and not to any particular provision or Section.

                    ARTICLE III PARTICIPATION AND DEFERRALS

                  Section 3.1 Eligibility and Participation.

                  (a) Eligibility. Eligibility to participate in the Plan for any Deferral Period is limited to those management and/or highly compensated Employees of the Corporation (i) who are designated, from time to time, by the Committee, and (ii) who have elected to make the maximum elective contributions permitted them under the terms of the Employee Savings Plan for such Deferral Period.

                  (b) Participation. An eligible Employee may elect to participate in the Plan with respect to any Deferral Period by submitting a Participation Agreement to the Administrator (i) with respect to a Deferral Commitment of an eligible Employee's Base Salary, by the last business day immediately preceding the applicable Deferral Period, and (ii) with respect to a Deferral Commitment of an eligible Employee's Bonus, by a date not later than six (6) months prior to the end of the applicable Deferral Period in which the Bonus is paid.

                  (c)      Initial Year of Participation. Except as provided in
         Section 3.1(d), in the event that an individual first becomes eligible to participate during a Plan Year and wishes to elect a Deferral Commitment with respect to the Compensation earned by and payable to the individual during such Plan Year, a Participation Agreement must be


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         submitted to the Administrator no later than thirty (30) days following such individual's initial eligibility. Any Deferral Commitments elected in such Participation Agreement shall be effective only with regard to Compensation earned following the submission of the Participation Agreement to the Administrator. If an eligible Employee does not submit a Participation Agreement within such period of time, such individual will not be eligible to participate in the Plan until the first day of a Deferral Period subsequent to the Deferral Period in which the individual initially became eligible to participate.

                  (d) Participation for 2005. In the event that an individual wishes to elect a Deferral Commitment with respect to the Compensation earned by and payable to the individual during the Plan Year beginning January 1, 2005, a Participation Agreement must be submitted to the Administrator on or before March 15, 2005. Any Deferral Commitments elected in such Participation Agreement shall be effective only with regard to Compensation that has not been paid or become payable at the time of election, as provided in A-21 of Notice 2005-1, published by the Treasury Department and the Internal Revenue Service on December 20, 2004. If an Eligible Employee does not submit a Participation Agreement within such period of time, such individual will not be eligible to participate in the Plan until the first day of a Deferral Period subsequent to 2005.

                  (e) Termination of Participation. Participation in the Plan shall continue as long as the Participant is eligible to receive benefits under the Plan.

                  Section 3.2 Ineligible Participant. Notwithstanding any other provisions of this Plan to the contrary, if the Administrator determines that any Participant may not qualify as a "management or highly compensated employee" within the meaning of ERISA, or regulations thereunder, the Administrator may determine, in its sole discretion, that such Participant shall cease to be eligible to participate in this Plan. Upon such determination, the Corporation shall make an immediate lump sum payment to the Participant equal to the amount credited to his or her Account. Upon such payment no benefit shall thereafter be payable under this Plan either to the Participant or any Beneficiary of the Participant, and all of the Participant's elections as to the time and manner of payment of his or her Account will be deemed to be cancelled.

                  Section 3.3 Amount of Deferral.

                  (a) With respect to each Deferral Period, a Participant may elect to defer a specified dollar amount or percentage of his or her Compensation, provided the amount the Participant elects to defer under this Plan and the Employee Savings Plan shall not exceed the sum of eighty percent (80%) of his or her Base Salary plus eighty percent (80%) of his or her Bonus with respect to such Deferral Period. Such amount to be deferred shall be indicated in the Participant's Participation Agreement. A Participant may choose to have amounts deferred under this Plan deducted from his or her Base Salary, Bonus or a combination of both, which shall also be indicated in the Participant's Participation Agreement.

                  (b) For the first Deferral Period, a Participant may elect to defer all or any portion of his or her Base Salary and/or Bonus earned or payable after the later of the


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         effective date of the Participation Agreement or the date of filing the
         Participation Agreement with the Administrator, provided the total deferred amount for such Deferral Period does not exceed the annual limitations under this Section 3.3 computed for the calendar year.

                  (c) A Participant may change the dollar amount or percentage of his or her Compensation to be deferred by filing a written notice thereof with the Administrator. Any such change shall be effective as of the first day of the Deferral Period immediately succeeding the Deferral Period in which such notice is filed with the Administrator.

                  Section 3.4 Modification of Deferral Commitments. A Deferral Commitment shall be irrevocable, except that the Administrator may, in its sole discretion, permit a Participant to terminate prospectively any Deferral Commitment for a Deferral Period. If a Participant terminates a Deferral Commitment during a Deferral Period, such Participant will not be permitted to enter into a new Deferral Commitment until the following Deferral Period.

                       ARTICLE IV PARTICIPANTS' ACCOUNTS

                  Section 4.1 Establishment of Accounts. The Corporation, through its accounting records, shall establish an Account for each Participant. In addition, the Corporation may establish one (1) or more sub-accounts of a Participant's Account, if the Corporation determines that such sub-accounts are necessary or appropriate in administering the Plan.

                  Section 4.2 Elective Deferred Compensation. A Participant's Compensation that is deferred pursuant to a Deferral Commitment shall be credited to the Participant's Account within thirty (30) days following the date the corresponding non-deferred portion of his or her Compensation would have been paid to the Participant. Any withholding of taxes or other amounts with respect to Deferred Compensation which is required by state, federal or local laws shall be withheld from the Participant's Deferred Compensation.

                  Section 4.3 Determination of Accounts.

                  (a) The amount credited to each Participant's Account as of a particular date shall equal the deemed balance of such Account as of such date. The balance in the Account shall equal the amount credited pursuant to
Section 4.2, and shall be adjusted in the manner provided in Section 4.4.

                  (b) The Corporation, through its accounting records, shall maintain a separate and distinct record of the amount in each Account as adjusted to reflect income, gains, losses, withdrawals and distributions.

                  Section 4.4 Adjustments to Accounts.

                  (a) Each Participant's Account shall be debited with the amount of any distributions under the Plan to or on behalf of the Participant or, in the event of his or her death, his or her Beneficiary during the Accounting Period ending on such Accounting Date.


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                  (b)      The Participant's Account shall next be credited or
debited, as the case may be, on a daily basis with the performance of each deemed Investment Fund based on the manner in which the balance of such Participant's Account has been allocated among the deemed Investment Funds provided for in Article V. The performance of each deemed Investment Fund (either positive or negative) will be determined by the Administrator, in its sole discretion.

                  (c) Earnings on any amounts deemed to have been invested in any deemed Investment Fund will be deemed to have been reinvested as the Committee so determines.

                  Section 4.5 Statement of Accounts. As soon as practicable after the end of each Plan Year, a statement shall be furnished to each Participant or, in the event of his or her death, to his or her Beneficiary showing the status of his or her Account as of the end of the Plan Year, any changes in his or her Account since the end of the immediately preceding Plan Year, and such other information as the Administrator shall determine.

                  Section 4.6 Vesting of Accounts. Subject to Section 5.1, each Participant shall at all times have a nonforfeitable interest in his or her Account balance.

                        ARTICLE V FINANCING OF BENEFITS

                  Section 5.1 Financing of Benefits. Benefits payable under the Plan to a Participant or, in the event of his or her death, to his or her Beneficiary shall be paid by the Corporation from its general assets. The payment of benefits under the Plan represents an unfunded, unsecured obligation of the Corporation. Notwithstanding the fact that the Participants' Accounts may be adjusted by an amount that is measured by reference to the performance of any deemed Investment Funds as provided in Section 5.3, no person entitled to payment under the Plan shall have any claim, right, security interest or other interest in any fund, trust, account, insurance contract, or asset of the Corporation which may be responsible for such payment.

                  Section 5.2 Security For Benefits. Notwithstanding the provisions of Section 5.1, nothing in this Plan shall preclude the Corporation from setting aside amounts in trust (the "Trust") pursuant to one (1) or more trust agreements between a trustee and the Corporation. However, no Participant or Beneficiary shall have any secured interest or claim in any assets or property of the Corporation or the Trust and all funds contained in the Trust shall remain subject to the claims of the Corporation's general creditors.

                  Section 5.3 Deemed Investments. The Committee may designate one (1) or more separate investment funds or vehicles or measures for crediting earnings, including, without limitation, certificates of deposit, mutual funds, money market accounts or funds, limited partnerships, or debt or equity securities, including equity securities of the Corporation (measured by market value, book value or any formula selected by the Committee), in which the amount credited to a Participant's Account will be deemed to be invested (collectively, the "Investment Funds"). An Investment Request or Investment Re-Allocation Request will advise the Administrator as to the Participant's preference with respect to Investment Funds for all or


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some portion of the amounts credited to a Participant's Account in specified multiples of one percent (1%).

                  Section 5.4 Change of Investment Request Election.

                  (a) A Participant may change his or her Investment Request prospectively as of the first business day of any calendar month by giving the Administrator prior written notice by filing an Investment Request, with respect to contributions subsequently credited to a Participant's Account.

                  (b) A Participant may change his or her Investment Re-Allocation Request prospectively as of the first business day of any calendar month by giving the Administrator prior written notice by filing an Investment Re-Allocation Request, with respect to all or a portion of the Participant's Account.

                  (c) The Administrator may, but is under no obligation to, deem the amounts credited to a Participant's Account to be invested in accordance with the Investment Request or Investment Re-Allocation Request made by the Participant, or the Committee may, instead, in its sole discretion, deem such Account to be invested in any deemed Investment Funds selected by the Committee.

                  (d) Notwithstanding any provision of the Plan to the contrary:

                           (i) The Administrator, in its sole and absolute discretion (but subject to the requirements of applicable law) may temporarily suspend, in whole or in part, certain Plan transactions, including without limitation, the right to change investment preference allocation elections and/or the right to receive a distribution or withdrawal from a Participant's Account in the event of any conversion, change in recordkeepers, change in Investment Funds and/or Plan merger, spin-off or similar corporate change.

                           (ii) In the event of a change in Investment Funds and/or a Plan merger, spin-off or similar corporate change, the Administrator, in its sole and absolute discretion may decide to map investments from a Participant's prior investment preference allocation elections to the then available Investment Funds under the Plan. In the event that investments are mapped in this manner, the Participant will be permitted to reallocate funds among the Investment Funds (in accordance with this Section 5.4) after the suspension period described in Section 5.4(d)(i), if any, has ended.

                      ARTICLE VI DISTRIBUTION OF BENEFITS

                  Section 6.1 Settlement Date. A Participant or, in the event of his or her death, his or her Beneficiary will be entitled to distribution of the balance of his or her Account, as provided in this Article VI, following his or her Settlement Date or Dates.


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                  Section 6.2 Amount to be Distributed. The amount to which a
Participant or, in the event of his or her death, his or her Beneficiary is entitled in accordance with the following provisions of this Article shall be based on the Participant's adjusted account balance determined as of the Accounting Date coincident with or next following his or her Settlement Date or Dates.

                  Section 6.3 In Service Distribution. A Participant may elect to receive an in service distribution of his or her deferred Compensation for any Deferral Period in a single lump sum payment on a date which is at least one
(1) year after the date of such Deferral Period. A Participant's election of an in service distribution shall be filed in writing with the Administrator at the same time as is filed his or her election to participate as provided in Section
3.1. Any benefits paid to the Participant as an in service distribution shall reduce the Participant's Account.

                  Section 6.4 Form of Distribution.

                  (a) As soon as practicable after the end of the Accounting Period in which a Participant's Settlement Date occurs, but in no event later than thirty (30) days following the end of such Accounting Period, the Corporation shall commence distribution or cause distribution to be commenced, to the Participant or, in the event of his or her death, to his or her Beneficiary, of the balance of the Participant's Account, as determined under Section 6.2, under one (1) of the forms provided in this Section 6.4, as specified in the Participant's Participation Agreement.

                  (b) Notwithstanding the foregoing, if elected by the Participant in his or her Participation Agreement, the distribution of the balance of the Participant's Account may commence on (i) a date between a Settlement Date following his or her Retirement and the date the Participant attains age sixty-five (65) or (ii) with respect to a lump sum distribution, the beginning of the second calendar year commencing after the Participant's Retirement. Anything in this Plan to the contrary notwithstanding, if a Participant terminates employment with the Corporation prior to his or her Retirement, the balance of his or her Account shall be distributed in a single lump sum payment; provided, however, that if the Participant is a Specified Employee, said lump-sum distribution may not be made before the date which is six
         (6) months after the date of the Participant's termination of employment.

                  (c) Distribution of a Participant's Account following his or her Retirement or death shall be made in one (1) of the following forms as elected by the Participant in his or her Participation
         Agreement:

                           (i) by payment in cash in five (5) annual installments; or

                           (ii) by payment in cash in ten (10) annual installments; or

                           (iii) by payment in cash in fifteen (15) annual installments; or

                           (iv)     by payment in cash in a single lump sum;


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         provided, however, that in the event of a Participant's death, if the balance in his or her Account is then less than $35,000, such balance shall be distributed in a single lump sum payment; provided further, that if the Participant is a Specified Employee, said lump-sum distribution may not be made before the date which is six (6) months after the date of the Participant's termination of employment.

                  (d) The Participant's election of the form and date of distribution shall be provided for in the Participant's Participation Agreement. Any such election may be changed by the Participant without the consent of any other person by filing a later signed written election with the Administrator; provided, however, that any subsequent election that alters the payment form designated in the Participant's original Participation Agreement (i) may not take effect for at least twelve (12) months; (ii) must be made at least twelve (12) months prior to the due date of the first payment under the Participant's original Participation Agreement; and (iii) must extend payment of a Participant's Account at least five (5) years from the due date of the first payment under the Participant's original Participation Agreement.

                  (e) The amount of each installment shall be equal to the quotient obtained by dividing the Participant's Account balance as of the date of such installment payment by the number of installment payments remaining to be made to or in respect of such Participant at the time of calculation.

                  (f) If a Participant fails to make an election in a timely manner as provided in this Section 6.4 or Section 6.5, distribution shall be made in a single lump sum payment.

                  Section 6.5 Beneficiary Designation. As used in the Plan the term "Beneficiary" means:

                  (a) The last person designated as Beneficiary by the Participant in a written notice on a form prescribed by the Administrator;

                  (b) If there is no designated Beneficiary or if the person so designated shall not survive the Participant, such Participant's spouse; or

                  (c) If no such designated Beneficiary and no such spouse is living upon the death of a Participant, or if all such persons die prior to the full distribution of the Participant's Account balance, then the legal representative of the last survivor of the Participant and such persons, or, if the Administrator shall not receive notice of the appointment of any such legal representative within one (1) year after such death, the heirs-at-law of such survivor (in the proportions in which they would inherit his or her intestate personal property) shall be the Beneficiaries to whom the then remaining balance of the Participant's Account shall be distributed.

Prior to the Participant's death, any Beneficiary designation may be changed from time to time by like notice similarly delivered. No notice given under this Section shall be effective unless and until the Administrator actually receives such notice.


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                  Section 6.6 Facility of Payment. Whenever and as often as any
Participant or his or her Beneficiary entitled to payments hereunder shall be under a legal disability or, in the sole judgment of the Administrator, shall otherwise be unable to apply such payments to his or her own best interests and advantage, the Administrator in the exercise of its discretion may direct all or any portion of such payments to be made in any one (1) or more of the following ways: (i) directly to him; (ii) to his or her legal guardian or conservator; or
(iii) to his or her spouse or to any other person, to be expended for his or her benefit; and the decision of the Administrator, shall in each case be final and binding upon all persons in interest.

                  Section 6.7 Hardship Distributions. Upon a finding by the Administrator that a Participant has suffered a Financial Hardship, the Administrator may, in its sole discretion, distribute, or direct the Trustee to distribute, to the Participant an amount which does not exceed the amount required to meet the immediate financial needs created by the Financial Hardship, plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution and are not otherwise available through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's assets (to the extent that the liquidation of such assets would not itself cause severe financial hardship to the Participant). No distributions pursuant to this
Section 6.7 may be made in excess of the value of the Participant's Account at the time of such distribution.

                  Section 6.8 Coordination with Other Benefits. The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Corporation. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

             ARTICLE VII ADMINISTRATION, AMENDMENT AND TERMINATION

                  Section 7.1 Administration. The Plan shall be administered by an Administrator consisting of one (1) or more persons who shall be appointed by and serve at the pleasure of the Board. The Administrator shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, to construe and interpret the Plan and determine the amount and time of payment of any benefits hereunder. The Administrator may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with legal counsel who may be counsel to the Corporation. The Administrator shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided under the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan. No member of the Administrator shall act in respect of his or her own Account. All decisions and determinations by the Administrator shall be final and binding on all parties. All decisions of the Administrator shall be made by the vote of the majority, including actions in writing taken without a meeting. All elections, notices and directions under the Plan by a Participant shall be made on such forms as the Administrator shall prescribe.

                  Section 7.2 Plan Administrator. The Corporation shall be the "administrator" under the Plan for purposes of ERISA.


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

                  Section 7.3 Amendment, Termination and Withdrawal.

                  (a) In general. The Plan may be amended from time to time or may be terminated at any time by the Board. Except as provided in
         Section 7.3(b), no amendment or termination of the Plan, however, may adversely affect the amount or timing of payment of any person's benefits accrued under the Plan to the date of amendment or termination without such person's written consent.

                  (b) Compliance with Section 409A of the Code. The Plan is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. The Plan may be amended from time to time by the Board to effect required compliance under
         Section 409A of the Code as additional guidance is issued.

                  Section 7.4 Successors. The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Corporation expressly to assume and to agree to perform this Plan in the same manner and to the same extent the Corporation would be required to perform if no such succession had taken place. This Plan shall be binding upon and inure to the benefit of the Corporation and any successor of or to the Corporation, including without limitation any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Corporation whether by sale, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the "Corporation" for the purposes of this Plan), and the heirs, beneficiaries, executors and administrators of each Participant.

                  Section 7.5 Claims Procedure.

                  (a) Except as otherwise provided in the Plan, the Administrator will determine the rights of any Participant to any benefits hereunder. Any employee or former employee of the Company who believes that he has not received any benefit under the Plan to which he believes he is entitled, may file a claim in writing with the Administrator. The Administrator will, no later than ninety (90) days after the receipt of a claim, either allow or deny the claim by written notice to the claimant; provided, however, that if the Administrator determines that special circumstances require an extension of time for processing of an employee's claim, the Administrator will provide written notice of the extension to the employee within such ninety
         (90)-day period. In no event will the extension of time to process the claim exceed a period of ninety (90) days from the end of the initial ninety (90)-day review period. If a claimant does not receive written notice of the Administrator's decision on his or her claim within the first ninety (90)-day review period (or the one-hundred and eighty
         (180)-day review period, in the case of special circumstances as determined by the Administrator), the claim will be deemed to have been denied in full.

                  (b) A denial of a claim by the Administrator, wholly or partially, will be written in a manner calculated to be understood by the claimant and will include:

                           (i) the specific reason or reasons for the adverse determination;

                           (ii) specific reference to pertinent Plan provisions on which the denial is based;

                           (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                           (iv) an explanation of the claim review procedure and the time limits applicable to such procedures, including a statement of a claimant's right to bring a civil action under ERISA following an adverse benefit determination on review.

                  (c) A claimant whose claim is denied (or his duly authorized representative) may, within sixty (60) days after receipt of denial of his or her claim, request a review of such denial by the Committee by filing with the Secretary of the Committee a written request for review of his or her claim. If the claimant does not file a request for review with the Committee within such sixty (60)-day period, the claimant will be deemed to have acquiesced in the original decision of the Committee on his or her claim. If a written request for review is so filed within such sixty (60)-day period, the Committee will conduct a full and fair review of such claim. During such full review, the claimant will be given the opportunity to, upon request and free of charge, obtain reasonable access to and copies of all documents, records and other information that are pertinent to his or her claim and to submit issues and comments in writing. The Committee will notify the claimant of its decision on review within sixty (60) days after receipt of a request for review; provided, however, that if the Committee determines that special circumstances require an extension of time for processing of an employee's claim, the Committee will provide written notice of the extension to the employee within such sixty (60)-day review period. In no event will the extension of time to process the claim exceed a period of sixty (60) days from the end of the initial sixty (60)-day review period. If a claimant does not receive written notice of the Committee's decision on his or her claim within the first sixty (60)-day review period (or the one-hundred and eighty (180)-day review period, in the case of special circumstances as determined by the Committee), the claim will be deemed to have been denied on review. Notice of the decision on review will be in writing.

                  Section 7.6 Expenses. All expenses of the Plan shall be paid by the Corporation from funds other than those deemed Investment Funds as provided in Section 5.3, except that brokerage commissions and other transaction fees and expenses relating to the investment of deemed assets and investment fees attributable to commingled investment of such assets shall be paid from or charged to such assets or earnings thereon.

                           ARTICLE VIII MISCELLANEOUS

                  Section 8.1 No Guarantee of Employment. Nothing contained in the Plan shall be construed as a contract of employment between the Corporation and any Employee, or as a right of any Employee, to be continued in the employment of the Corporation, or as a limitation of the right of the Corporation to discharge any of its Employees, with or without cause.

                  Section 8.2 Applicable Law. All questions arising in respect of the Plan, including those pertaining to its validity, interpretation and administration, shall be governed, controlled and determined in accordance with the applicable provisions of federal law and, to the extent not preempted by federal law, the laws of the State of Ohio.

                  Section 8.3 Interests Not Transferable. No person shall have any right to commute, encumber, pledge or dispose of any interest herein or right to receive payments hereunder, nor shall such interests or payments be subject to seizure, attachment or garnishment for the payments of any debts, judgments, alimony or separate maintenance obligations or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise, all payments and rights hereunder being expressly declared to be nonassignable and nontransferable.

                  Section 8.4 Severability. Each section, subsection and lesser section of this Plan constitutes a separate and distinct undertaking, covenant and/or provision hereof. Whenever possible, each provision of this Plan shall be interpreted in such manner as to be effective and valid under applicable law. In the event that any provision of this Plan shall finally be determined to be unlawful, such provision shall be deemed severed from this Plan, but every other provision of this Plan shall remain in full force and effect, and in substitution for any such provision held unlawful, there shall be substituted a provision of similar import reflecting the original intention of the parties hereto to the extent permissible under law.

                  Section 8.5 Withholding of Taxes; Withholding Indemnification Agreement. The Corporation may withhold or cause to be withheld from any amounts payable under this Plan all federal, state, local and other taxes as shall be legally required; provided, however, that the Corporation, in its sole discretion may determine not to withhold or cause to be withheld such taxes from any amounts payable under this Plan to a Participant who is a non-resident of the State of Ohio, provided, that such Participant submits a tax withholding indemnification agreement (in the form set forth by the Corporation) to the Administrator no later than thirty (30) days prior to a Participant's Settlement Date.

                  Section 8.6 Top-Hat Plan. The Plan is intended to be a plan which is unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Sections 201, 301 and 401 of ERISA, and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA.

                  IN WITNESS WHEREOF, Lincoln Electric Holdings, Inc. has caused this Lincoln Electric Holdings, Inc. 2005 Deferred Compensation Plan for Executives to be executed in its name as of December 30, 2004.

                                        LINCOLN ELECTRIC HOLDINGS, INC.



                                        By:
                                           ------------------------------------
                                        Its: Chairman, Chief Executive Officer


Date: December __, 2004

                         LINCOLN ELECTRIC HOLDINGS, INC.

                 2005 DEFERRED COMPENSATION PLAN FOR EXECUTIVES

                          (EFFECTIVE DECEMBER 30, 2004)

                         LINCOLN ELECTRIC HOLDINGS, INC.
                 2005 DEFERRED COMPENSATION PLAN FOR EXECUTIVES
                          (EFFECTIVE DECEMBER 30, 2004)

                                TABLE OF CONTENTS

                                                                                                            PAGE
ARTICLE I          PURPOSE....................................................................................1

ARTICLE II         DEFINITIONS AND CONSTRUCTION...............................................................1

    Section 2.1    Definitions................................................................................1

    Section 2.2    Construction...............................................................................4

ARTICLE III        PARTICIPATION AND DEFERRALS................................................................4

    Section 3.1    Eligibility and Participation..............................................................4

    Section 3.2    Ineligible Participant.....................................................................5

    Section 3.3    Amount of Deferral.........................................................................5

    Section 3.4    Modification of Deferral Commitments.......................................................6

ARTICLE IV         PARTICIPANTS' ACCOUNTS.....................................................................6

    Section 4.1    Establishment of Accounts..................................................................6

    Section 4.2    Elective Deferred Compensation.............................................................6

    Section 4.3    Determination of Accounts..................................................................6

    Section 4.4    Adjustments to Accounts....................................................................6

    Section 4.5    Statement of Accounts......................................................................7

    Section 4.6    Vesting of Accounts........................................................................7

ARTICLE V          FINANCING OF BENEFITS......................................................................7

    Section 5.1    Financing of Benefits......................................................................7

    Section 5.2    Security For Benefits......................................................................7

    Section 5.3    Deemed Investments.........................................................................7

    Section 5.4    Change of Investment Request Election......................................................8

ARTICLE VI         DISTRIBUTION OF BENEFITS...................................................................8

    Section 6.1    Settlement Date............................................................................8

    Section 6.2    Amount to be Distributed...................................................................9

    Section 6.3    In Service Distribution....................................................................9

    Section 6.4    Form of Distribution.......................................................................9

    Section 6.5    Beneficiary Designation...................................................................10

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                            PAGE
    Section 6.6    Facility of Payment.......................................................................11

    Section 6.7    Hardship Distributions....................................................................11

    Section 6.8    Coordination with Other Benefits..........................................................11

ARTICLE VII        ADMINISTRATION, AMENDMENT AND TERMINATION.................................................11

    Section 7.1    Administration............................................................................11

    Section 7.2    Plan Administrator........................................................................11

    Section 7.3    Amendment, Termination and Withdrawal.....................................................12

    Section 7.4    Successors................................................................................12

    Section 7.5    Claims Procedure..........................................................................12

    Section 7.6    Expenses..................................................................................13

ARTICLE VIII       MISCELLANEOUS.............................................................................13

    Section 8.1    No Guarantee of Employment................................................................13

    Section 8.2    Applicable Law............................................................................14

    Section 8.3    Interests Not Transferable................................................................14

    Section 8.4    Severability..............................................................................14

    Section 8.5    Withholding of Taxes; Withholding Indemnification Agreement...............................14

    Section 8.6    Top-Hat Plan..............................................................................14


                                      -ii-